
<ARTICLE>5
<LEGEND>

  The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                   9-MOS
<FISCAL-YEAR-END>                         DEC-31-2000
<PERIOD-END>                              SEP-30-2000
<CASH>                                          8,024
<SECURITIES>                                        0
<RECEIVABLES>                                  52,545
<ALLOWANCES>                                  (4,280)
<INVENTORY>                                59,747<F1>
<CURRENT-ASSETS>                               74,305
<PP&E>                                        134,625
<DEPRECIATION>                               (29,004)
<TOTAL-ASSETS>                                221,657
<CURRENT-LIABILITIES>                          31,075
<BONDS>                                   177,563<F2>
<PREFERRED-MANDATORY>                          53,320
<PREFERRED>                                         0
<COMMON>                                          146
<OTHER-SE>                               (40,447)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                  221,657
<SALES>                                             0
<TOTAL-REVENUES>                              239,317
<CGS>                                               0
<TOTAL-COSTS>                                       0
<OTHER-EXPENSES>                              241,082
<LOSS-PROVISION>                                  123
<INTEREST-EXPENSE>                             17,330
<INCOME-PRETAX>                              (19,218)
<INCOME-TAX>                                  (7,495)
<INCOME-CONTINUING>                          (11,723)
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                 (11,723)
<EPS-BASIC>                                    (2.31)
<EPS-DILUTED>                                  (2.31)

<F1>Includes  the  following  assets:  prepaid  expenses  and other of  $12,713, deferred income taxes--current of $5,303, deferred income taxes--long-term of $15,684, restricted cash of $4,578, deferred financing and other non-current assets, net, of $11,782, note receivable $7,487 and other assets, net, of $2,200.
<F2>Includes the following long-term liabilities:  deferred income of $2,042 and long-term debt of $175,521.
<F3>Includes  the  following  equity  accounts:  additional  paid-in  capital of
  $193,547 treasury stock of ($183,746) and accumulated deficit of ($50,248).
